QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR
15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 4, 2002

POLYMER GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14330 (Commission File Number)	57-1003983 (IRS Employer Identification No.)
4838 Jenkins Avenue North Charleston, SC	29405 (Zip Code)

Registrant's telephone number, including area code: (843) 566-7293

Item 5.  Other Matters.

    Polymer Group, Inc. (the "Company") issued a press release on December 31, 2001, which announced, among other things, that it had entered into an agreement with its bank lending group, pursuant to which the Company's senior bank lenders had agreed to a forbearance period during which they had agreed not to exercise certain remedies available to them as a result of an existing covenant default under the Company's senior credit facility. The forbearance period, which is scheduled to end on March 29, 2002, will end sooner upon the occurrence of certain events, such as the exercise of any remedies by the holders of the Company's outstanding 9% Senior Subordinated Notes due 2007, or in the event the Company fails to complete certain actions over the course of the next month leading to a financial restructuring. A copy of the Forbearance Agreement is attached as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POLYMER GROUP, INC.
Dated: January 4, 2002	By:	/s/ JAMES G. BOYD James G. Boyd Executive Vice President, Treasurer, Chief Financial Officer, and Director (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Forbearance Agreement dated as of December 30, 2001

QuickLinks

  Item 5. Other Matters.
SIGNATURES
EXHIBIT INDEX